Exhibit 23.1

                              ACCOUNTANTS' CONSENT

The Board of Directors
Trans World Entertainment Corporation:

     We consent to the incorporation by reference in the registration statement (No. 333-75231) on Form S-8 of Trans World Entertainment Corporation pertaining to the Camelot Music Holdings, Inc. 1998 Stock Option Plan and the Camelot Music Holdings, Inc. 1998 Outside Directors Stock Option Plan of our report dated March 13, 1998 relating to the consolidated balance sheets of Trans World Entertainment Corporation and subsidiaries as of January 31, 1998 and February 1, 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the fiscal years in the three-year period ended January 31, 1998, which report appears in the Annual Report on Form 10-K of Trans World Entertainment Corporation and subsidiaries for the fiscal year ended January 31, 1998 originally filed on March 20, 1998, as amended by Forms 10-K/A filed on April 24, 1998 and March 31, 1999.

                                               /s/ KPMG LLP

Albany, New York
April 21, 1999